                                                               Exhibit 99.2


NORTHSTAR HEALTH SERVICES, INC.

The Atrium, 665 Philadelphia Street                               (412) 349-7500
P.O. Box 1289                                                Fax: (412) 465-3250
Indiana, PA 15701



                                 August 6, 1997


Frank J. Spramelli
28 Overlook Drive
Indiana, PA 15701




Dear Frank,

     The purpose of this letter is to memorialize the terms and conditions of your employment with Northstar Health Services, Inc. I will consider this letter as a binding agreement between you and Northstar Health Services. By signing this agreement, you shall do the same.

     Effective, on or about September 2, 1997, you will hold the title of Executive Vice President & Chief Administrative Officer. You shall report directly to me. Your salary will be $95,000.00 per year and your first salary review will take place during the month of February 1998.

     In addition to your salary, you will be entitled to the following incentive compensation:

     FINANCIAL -- Beginning with the third quarter of 1997, you will be eligible to receive $5,000.00 per quarter if the Company demonstrates a profit after deducting unusual and non-recurring expenses. You will be paid in the first paycheck following the public release of the Company's 10Q.

     STOCK OPTIONS -- Beginning with the third quarter of 1997, you will be eligible for 5,000 shares of stock options per quarter under the 1997 Stock Option Plan. The stock options will be granted if the Company demonstrates a profit after deducting unusual and non-recurring expenses. If the stock options are granted, they will be granted on the day that the Company releases the 10Q.

     OTHER INCENTIVES -- There may be other incentive programs that you will be eligible for from time to time and based on written agreement between you and me.

     Please note that even though your employment begins in September 1997, the incentive program will commence on July 1, 1997 and conclude on June 30, 1998. The incentive program will continue unless modified in writing.

Frank J. Spramelli
August 6, 1997
Page 2

     Additionally, you will be entitled to all benefits customary and usual for all full-time exempt employees (summarized in Exhibit A) with the following exceptions:

     VACATION - Four (4) weeks per year, prorated in the first calendar year based on hire date

     COUNTRY CLUB - Corporate membership at Indiana Country Club -- dues paid by employee

     During the term of your employment, you will acknowledge and agree that you may serve on Boards of Directors and hold other leadership positions in non-profit organizations, unless the objectives and requirements of such positions are determined by me to be inconsistent with the performance of your duties. Further, my approval will be required before you may accept or serve as a director, officer, or employee of any other for-profit corporation during the term of this agreement.

     Relative to restrictions on competition, you shall agree that during the two (2) years following your date of termination of employment, you shall not, directly or indirectly, solicit the trade of, or trade with, any customer, prospective customer, supplier, or prospective supplier of the Company and its subsidiaries for any business purpose for which the Company is engaged. Additionally, during the term of this agreement and for two (2) years following your date of termination, you shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

     The initial term of this agreement shall be for a period of one (1) year, commencing on or about September 2, 1997. Either party may elect to cancel this agreement for any reason with 120 days written notice. This agreement will automatically renew for one (1) year, unless terminated in writing with ninety
(90) days notice prior to the anniversary date.

     Should there be a change in control of the Company, i.e. acquisition by third parties; mergers; consolidation; sale of more than 50% of assets; any person or group becoming the beneficial owner of more than 30% of the stock of the Company; or if I am no longer the CEO or Chairman of the Board, you will have the option of terminating your employment and receiving six (6) months of salary going forward. Such option is only exercisable within the first thirty
(30) days following a change of control.

     This letter shall be considered the entire agreement between you and me, and shall supercede all previous oral or written agreements, representations, understandings, or agreements with the Company and any officer or representative. Any amendments to this agreement or a waiver by the Company of any rights hereunder shall be effective only if placed in writing.

Frank J. Spramelli
August 6, 1997
Page 3

     In closing, I believe the terms and conditions of this letter properly document the most important components of your employment agreement. Everything else will be on a handshake and our future together will be dependent upon mutual trust and respect. I look forward to your agreement as to the terms and conditions of this letter. More so, I look forward to developing a strong relationship with you as you become instrumental in the success of Northstar Health Services.

     Please acknowledge your agreement to the foregoing by countersigning this letter in the place provided below.



                                             Sincerely,

                                             /s/ THOMAS W. ZAUCHA
                                             --------------------
                                                 Thomas W. Zaucha
                                                 Chairman & CEO




TWZ:em

Received and consented to this 6TH day of AUGUST, 1997.
                              -----      ---------


/s/  FRANK J. SPRAMELLI
-----------------------
     Frank J. Spramelli

NORTHSTAR HEALTH SERVICES                                      EXHIBIT A
Corporate Office o the Atrium o 665 Philadelphia Street        EMPLOYEE BENEFITS
Indiana, PA 15701 o (412) 349-7500


 FT   PPT   OTHER             PLAN                             BENEFIT*                                          ELIGIBILITY
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Vacation (Annually)              o Full-time employees 2 weeks (Non-Exempt)        Available after 90 days
                    Paid Holidays/Personal Days        or 3 weeks (Exempt)                             Prorated based on hire date
                                                     o 6 main holidays (New Years, Memorial Day,       Prorated for permanent
                                                       July 4, Labor Day, Thanksgiving, Christmas)       part-time
                                                     o 3 Personal days per year
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Jury Duty Pay                    Full wages less jury pay are payable to           Available after 90 days
                                                       employee; maximum 15 days per year
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Bereavement                      (3) days for immediate family,                    Available after 90 days
                                                       (1) day other relatives.
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Sick Days                        (1) day per month - maximum 60 days carry-over    Available after 90 days;
                                                                                                         accrue from hire date
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Continuing Education             o Exempt management/PT, OT, SP $1,500/yr.;        Available after 90 days
                                                       7 education days
                                                     o ATC's, COTA's, PT Assistants $750/yr.;
                                                       5 education days
                                                     o Non-exempt staff $300/yr.; 0 education days
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Health Insurance/                Optional Coverage for employee and dependents.    Available the first of the
                    Hospitalization                    Blue Cross/Blue Shield Major Medical or           month following completion
                                                       Select Blue -- 71% company paid;                  of 90 day job entry period
                                                       29% employee contribution.
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Prescription                     Optional coverage for employee and dependents.    Available the first of the
                                                       Copayment of $6 for prescription drugs.           month following completion
                                                                                                         of 90 day job entry period
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Dental                           Optional coverage for employee and dependents.    Available the first of the
                                                       No deductible or copayment for participating      month following completion
                                                       providers. Maximum benefit $1,000 per calendar    of 90 day job entry period
                                                       year.
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Vision                           Optional coverage for employee and dependents     Available the first of the
                                                                                                         month following completion
                                                                                                         of 90 day job entry period
------------------------------------------------------------------------------------------------------------------------------------
 *     *      *     401(k) Retirement Savings        Employee may elect up to 20% contribution.        Available after (1) year of
                                                       Employer matches 50% of employee contribution     employment and 1,000 hours
                                                       up to $300/yr. Highly compensated may be          of service
                                                       limited to lower percentages.
------------------------------------------------------------------------------------------------------------------------------------
 *     *      *     Direct Deposit                   Automatic deposit of payroll check to             Upon employment
                                                       pre-authorized bank account
------------------------------------------------------------------------------------------------------------------------------------
 *     *            U.S. Savings Bonds               Payroll deduction of bonds available.             Upon employment
                                                       Minimum $25 deduction per pay.
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Christmas Club                   Payroll deduction                                 Upon employment
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Life Insurance and AD&D          Coverage provided at no cost to employee          Available the first of
                                                       $25,000--employee, 10,000--spouse, 5,000--Child   the month following the
                                                     Accidental death & dismemberment coverage           date of hire
                                                       $25,000 -- employee only
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Supplemental Life Insurance      Option to purchase additional coverage through    Available the first of
                                                       payroll deduction.  Enrollment available          the month following the
                                                       within 31 days of hire date.                      date of hire
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Long-Term Disability             Provides a benefit of 50% of basic monthly        Available the first of
                                                       earnings                                          the month following the
                                                     Elimination Period: 90 days                         date of hire
------------------------------------------------------------------------------------------------------------------------------------
 *     *      *     Malpractice Insurance            Professional liability policy covering            Upon employment
                                                       employees while performing clinical duties
------------------------------------------------------------------------------------------------------------------------------------
 *     *            Professional Memberships         Reimbursement of annual professional dues for     Available upon employment
                                                       management and clinical therapists, COTA's,       as renewals occur
                                                       PTA's, and ATC's
------------------------------------------------------------------------------------------------------------------------------------

FT =    Full-Time 80 hours per pay period
PPT =   Permanent Part-Time 60-79 hours per pay period (prorated benefits)
Other = Part-Time hours less than 60 hours per pay period
* Please refer to the personnel policy manual and benefits booklets for additional information